Exhibit 99.1

FOR IMMEDIATE RELEASE	NR11-28

Dynegy Inc. Announces Early Tender Offer and Consent Solicitation Results by its subsidiary, Sithe/Independence Funding Corporation, for its 9% Secured Bonds due 2013

HOUSTON, TX September 9, 2011 — Dynegy Inc. (Dynegy) (NYSE: DYN) announced today, on behalf of its wholly-owned indirect subsidiary, Sithe/Independence Funding Corporation (Sithe), the results of the previously announced cash tender offer and consent solicitation for Sithe’s 9% Secured Bonds due 2013 (the Notes).  The consent solicitation sought to amend the indenture governing the Notes by eliminating certain restrictive covenants, certain events of default related to the Notes and certain other indenture provisions and to modify the provisions related to the satisfaction and discharge of the indenture.

The results of the tender offer and consent solicitation, as of the consent date of 5:00 p.m., New York City time, on September 9, 2011, are as follows:

•	Notes: Sithe/Independence Funding Corporation’s 9% Secured Bonds due 2013
•	Principal Amount Outstanding:	$191,687,012.47
•	Amount of Notes Tendered (and not validly withdrawn):	$191,088,414.23
•	Approximate Percentage of Notes Tendered:	99.69%

Based on the receipt of the requisite number of consents, the supplemental indenture effecting the proposed amendments has been executed.  The right of holders to validly withdraw tendered Notes and validly revoke delivered consents expired upon execution of the supplemental indenture.

Holders who have not yet tendered their Notes have until 11:59 p.m., New York City time, on September 23, 2011, unless extended by Sithe (the Expiration Date), to tender their Notes pursuant to the tender offer.  Any such holders who validly tender (and do not validly withdraw) their Notes on or prior to the Expiration Date will receive $1,080.80 per $1,000.00 principal amount of Notes, plus accrued and unpaid interest.

On the initial payment date, which is expected to be September 12, 2011, Sithe will accept for purchase, and will pay the total consideration for, all Notes that were validly tendered (and not validly withdrawn) in the tender offer on or prior to 5:00 p.m., New York City time, on September 9, 2011.  The Notes that remain outstanding after the initial payment date will be governed by the indenture, as amended by the supplemental indenture.  In addition, Sithe intends to satisfy and discharge the indenture and all Notes on, or as promptly as practical following, the initial payment date, although holders of Notes will have the right to tender their Notes until the Expiration Date.

Sithe has retained Credit Suisse Securities (USA) LLC to serve as the dealer manager (the Dealer Manager and Solicitation Agent) and D.F. King & Co., Inc. to serve as the depositary and information agent (the Depositary and Information Agent) for the tender offer and consent solicitation.

Requests for documents, including the Offer to Purchase and Consent Solicitation Statement dated August 26, 2011 (the Statement), may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 (brokers and banks) or (800) 488-8095 (all others) or in writing at 48 Wall Street, 22nd Floor. New York, New York 10005. Questions regarding the Offer may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect).

This press release is neither an offer to purchase, nor a solicitation for acceptance of an offer to purchase, nor a solicitation of consents with respect to, any securities. The Offer is made only by and pursuant to the terms of the Statement and the related Letter of Transmittal. None of Dynegy, Sithe, the Dealer Manager and Solicitation Agent or the Depositary and Information Agent makes any recommendations as to whether holders should tender their Notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

ABOUT DYNEGY AND SITHE

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities, the Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants, and a separate portfolio consists of approximately 1,570 megawatts from two leased power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

Sithe operates as an agent acting on behalf of its parent, Sithe/Independence Power Partners, L.P., a Delaware limited partnership (the “Partnership”). The Partnership was formed to develop, construct and own a natural gas-fired cogeneration facility. This facility has a design capacity of approximately 1,000 MW. Sithe was established for the purpose of issuing certain debt, including the Notes. Sithe operates as a subsidiary of the Partnership.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning the Offer. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) Dynegy’s ability to address its substantial leverage on favorable terms and its ability to access the capital markets when needed; (ii) the ability of management to execute any new or revised business plan approved by Dynegy’s Board of Directors; (iii) the timing and anticipated benefits to be achieved through Dynegy’s restructuring activities and cost savings program; (iv) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (v) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (vi) beliefs about commodity pricing and generation volumes; (vii) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (ix) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (x) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xi) beliefs and assumptions about weather and general economic conditions; (xii) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xiii) expectations regarding Dynegy’s collateral demands, interest expense and other payments; (xiv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; and (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

SOURCE: Dynegy Inc.

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